Exhibit 99.1

NEWS RELEASE

Investor/Media Contact:

Stacy Roughan

NuVasive, Inc.

1-858-909-1812

sroughan@nuvasive.com

NUVASIVE CEO ANNOUNCES NEW EXECUTIVE LEADERSHIP TEAM

SAN DIEGO, CA – July 13, 2015 – NuVasive, Inc. (NASDAQ: NUVA), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, today announced new executive appointments to create a world-class leadership team to drive NuVasive’s next phase of growth and success as the innovation pioneer in spine. This team reflects the deep bench of talent and expertise within NuVasive, as well as the addition of new individuals who bring complementary experience and proven records of execution.

“Our ability to accelerate our growth, continue to take market share in the global spine market, meet the needs of our customers and generate value for our shareholders has never been stronger,” said Gregory T. Lucier, Chairman and Chief Executive Officer of NuVasive. “With this incredibly dynamic leadership team and new roles and responsibilities defined, we can move even faster to deliver game-changing innovation, expand globally, drive operational efficiencies and inspire our ‘A-Player’ Shareowners to be the best they can be.”

NuVasive’s executive leadership team, reporting directly to Mr. Lucier, includes:

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Pat Miles, President and Chief Operating Officer: Mr. Miles has been with NuVasive for 14 years. In 2015, he was appointed President and Chief Operating Officer, responsible for leadership and management of NuVasive’s global products and services, as well as operational duties, including customer fulfillment, manufacturing, supply chain management and quality engineering. As Chief Operating Officer, Mr. Miles leads NuVasive’s Global Operations, Product Development and Marketing Services teams, which combine the Company’s development and operational expertise within one organization. Most recently, he has overseen the launch of Integrated Global Alignment, or iGA™, a proprietary, procedurally-integrated, digital platform of specialized products designed to help surgeons achieve more precise spinal column alignment.

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Matt Link, President, U.S. Commercial: Mr. Link joined NuVasive in 2006 and has been a key leader in NuVasive’s unmatched sales growth over that period of time. Mr. Link most recently served as the Company’s President, U.S. Sales and Service. In this role, he led the strategic integration of the U.S. sales and service functions. With that integration complete, the Company announced today that U.S. Sales and Service has been renamed U.S. Commercial to better reflect NuVasive’s broad efforts to integrate sales, service and specialized customer marketing programs. Mr. Link will now focus on driving greater sales force efficiencies and the further development of NuVasive’s commercial strategies.

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Quentin Blackford, Executive Vice President and Chief Financial Officer: Mr. Blackford has served as Chief Financial Officer of NuVasive since 2014. He joined the Company in 2009 as Corporate Controller and has more than 15 years of experience in the healthcare industry. During his tenure, Mr. Blackford has been responsible for all elements of the Company’s finance, accounting and investor relation functions, including the development of the Company’s financial strategic planning and analysis.

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Jason Hannon, Executive Vice President, International and General Counsel: Mr. Hannon assumes the role of Executive Vice President, International from Russell Powers, who continues to serve as an Executive Vice President and a member of the executive leadership team at NuVasive and will focus on NuVasive’s expansion into greater China. Mr. Hannon has extensive experience at NuVasive in the areas of corporate development, mergers and acquisitions, and regulatory and legal. He joined the Company in 2005, most recently serving as Executive Vice President, Corporate Development and General Counsel. In his new role, Mr. Hannon will be responsible for NuVasive’s business and commercial operations outside of the United States, including leading the Company’s international expansion opportunities.

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Carol Cox, Executive Vice President, Strategy, Corporate Development and External Affairs: Ms. Cox assumes the role of Executive Vice President, Strategy, Corporate Development and External Affairs. Ms. Cox has more than 20 years of senior level experience in cross-functional corporate roles in the healthcare sector. She joined the Company in 2014, most recently serving as Executive Vice President of Corporate Affairs and Human Resources. In her new role, Ms. Cox will be responsible for leading NuVasive’s corporate development and mergers and acquisitions strategy, leveraging communications, investor relations and government affairs channels in support of the Company’s strategic priorities, and creating a corporate marketing and brand team.

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Pete Leddy, Ph.D, Executive Vice President, Human Resources and Corporate Integrity: Dr. Leddy assumes leadership of the Company’s human resources, compliance, regulatory and facilities functions after serving as a member of NuVasive’s Board of Directors since 2011, from which position he has resigned in connection with the appointment announced today. Dr. Leddy brings to this newly created role more than 25 years of senior level global human resources experience with Dell, Taylor Made, PepsiCo, Life Technologies and Doubletree Hotels. Dr. Leddy’s extensive experience includes successfully implementing and leading best-in-class human resources strategies that drove operational excellence and several major employee and cultural transformation initiatives.

In addition, NuVasive has begun a search for a Chief Information Officer, a newly created role, and a new General Counsel to replace Mr. Hannon, both of whom would also be part of the executive leadership team and report to Mr. Lucier.

For more information on NuVasive’s executive team’s biographies, please visit the About Us section of the Company’s website at www.nuvasive.com.

About NuVasive

NuVasive is an innovative global medical device company that is changing spine surgery with minimally disruptive surgical products and procedurally-integrated solutions for the spine. NuVasive has emerged from a small startup to become the #3 player in the $9 billion global spine market and remains focused on market share-taking strategies as the Company continues on its path to become the industry’s leading spine company. NuVasive offers a comprehensive spine portfolio of more than 90 unique products developed to improve spine surgery and patient outcomes. The Company’s principal procedural solution is its Maximum Access Surgery, or MAS®, platform for lateral spine fusion. MAS was designed to provide safe, reproducible, and clinically proven outcomes, and is a highly differentiated solution with fully integrated neuromonitoring, customizable exposure, and a broad offering of application-specific implants and fixation devices designed to address a variety of pathologies.

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company’s surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive’s products (including the iGA™ platform), the Company’s ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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